SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



Date of report (Date of earliest event reported) :         December 12, 2002


                               KEYSPAN CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)


                                    New York
                 (State or Other Jurisdiction of Incorporation)


   1-14161                                                11-3431358
(Commission File Number)                      (IRS Employer Identification No.)

  175 East Old Country Road, Hicksville, New York             11801
     One MetroTech Center, Brooklyn, New York                 11201
 (Address of Principal Executive Offices)                  (Zip Code)




                           (516) 755-6650 (Hicksville)
                            (718) 403-1000 (Brooklyn)
              (Registrant's Telephone Number, Including Area Code)



                                      N/A
          (Former Name or Former Address, if Changed Since Last Report)

Cautionary Language Concerning Forward-Looking Statements
---------------------------------------------------------

     Certain statements contained herein are forward-looking statements, which reflect numerous assumptions and estimates and involve a number of risks and uncertainties. For these statements, we claim the protection of the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995.

     There are possible developments that could cause our actual results to differ materially from those forecast or implied in the forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which are current only as of the date of this filing. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

     Among the factors that could cause actual results to differ materially are: general economic conditions, especially in the Northeast United States; available sources and costs of fuel; volatility of energy prices in a deregulated market environment as well as in the source of natural gas and fuel used to generate electricity; potential write-down of our investment in natural gas properties when natural gas prices are depressed or if we have significant downward revisions in our estimated proved gas reserves; federal and state regulatory initiatives that increase competition, threaten cost and investment recovery and impact rate structure; our ability to successfully reduce our cost structures; implementation of new accounting standards; the degree to which we develop unregulated business ventures, as well as federal and state regulatory policies affecting our ability to retain and operate those business ventures; our ability to identify and make complementary acquisitions, as well as the successful integration of those acquisitions; inflationary trends and interest rates; and risks detailed from time to time in reports and other documents filed by us with the Securities and Exchange Commission.

Item 5. Other Events
        ------------

     On December 12, 2002, KeySpan Corporation ("the Company") issued a press release disclosing, among other things, its expectations for 2003 Company earnings.

     The Company's press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.


Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
        -------------------------------------------------------------------


         (c)      Exhibits

                  (1) Press Release of the Company dated December 12, 2002.

Item 9.  Regulation FD Disclosure
         ------------------------





     In addition, on December 12, 2002 and December 16, 2002, the Company will hold meetings with members of the financial community and discuss, among other things, its expectations for 2003 earnings. The slides that will be used at these meetings can be viewed on the Investor Relations section of the Company's website: www.keyspanenergy.com. The following is a copy of the script to be used at these meetings:


      2002 KeySpan - Effective Strategic Execution
      Financial Community Presentation
      December 12 - New York
      December 16 - Boston

      Cover
      Slide 1 - Agenda - MT

      Slide 2  - Agenda - Strategy & Execution - RBC

      Thank You Mike and Good Morning

      It is our pleasure to present the KeySpan story.

      Despite all the turmoil in the energy sector, I am glad to report that KeySpan has not been directly impacted by these issues and...

      Slide 3  - KeySpan's has... - RBC

     ...KeySpan has remained focused on executing our strategy and delivering value to our investors


      Slide 4  - KeySpan's Focused Strategy - RBC

      Our strategy remains consistent, viable and focused - "more of same" - with only some strategic refinements. We are committed to continuing to grow our core businesses in the Northeast and divesting our non-core businesses.

     o    KeySpan's Vision is to be the Premier Energy Company in the Northeast.

     o Our strategy continues to remain focused on our two core businesses - our gas distribution business and our electric generation business.

     o In our gas distribution business, we are focused on the customer. We are well positioned for growth by operating in an excellent marketplace with strong customer demographics, a low penetration of natural gas and high gas usage resulting from operating in the colder Northeast. This business is complemented by our Energy Services business, which builds on our regulated footprint and delivers a portfolio of energy products and services to homes and businesses.

     o We will enhance this growth by owning strategic gas pipelines, storage facilities and LNG assets in the Northeast

     o Our electric generation business operates in the New York City and Long Island load pockets. We will continue to grow the earnings from this core business through the optimization of our existing 6,400 MW portfolio as well as through the development of new generation and asset acquisitions.

     o To strengthen the focus on core businesses, we will continue to move to exit businesses that are not aligned with our strategy.

      Managing risk is an important component of our strategy...

      Slide 5  - Low Risk Profile- RBC

      ... And KeySpan's earnings have a low risk profile since 85% of our $1 billion in EBIT comes from regulated, contractual and "load pocket" businesses.

     o We have very predictable revenues, and stable earnings and cash flow streams.

     o KeySpan is in a unique position in that we essentially sell a portfolio of energy products and services to customers with whom we already have a strong existing relationship.

     o KeySpan does not have a large scale trading operation and, therefore, is not subject to extreme volatility and liquidity problems.

      In addition, we have established a formal enterprise wide corporate risk management group to enhance our risk management.

     o    We formed an active senior executive Risk Management Committee and

     o    We hired a chief risk officer

     The success of our business is also enhanced by the positive relationships we have with our constituents...

      Slide 6  - Working with our Constituents- RBC

     Over the years, we have developed a strong working relationship with the regulators and the communities we serve. It is this ability to work with our constituents that gives KeySpan a unique opportunity to provide energy solutions in the Northeast resulting in enhanced value to our shareholders.

     Some examples include...

     o We recently announced the sale of our Jamesport property on Long Island to New York State -- this preserves existing historic farmland and creates a public beach. The New York Times wrote an article earlier this month commending KeySpan for balancing the needs of the state, local communities and, of course, our shareholders

     o Next, Our Ravenswood generation expansion project received approval in record time because of KeySpan's ability to work with the community and regulators to create a solution that reduced net air emissions from the Ravenswood site by 25%.

      Management Team

     These relationships with our constituents are driven by a strong management team consisting of experienced leaders with in depth energy industry knowledge.

      Corporate Governance

     Given the recent issues related to corporate governance, let me assure you that KeySpan's Corporate Governance program is based on "best practices" and already generally conforms to the new corporate governance guidelines.

     o    all of our Directors, other than myself, are non-employees, and

     o all members of key board committees including the Audit, Compensation & Nominating and Corporate Responsibility and Governance committees are outside directors

      Let's now turn to our accomplishments in 2002

      Slide 7  - KeySpan's 2002 Report Card- RBC

     o    We achieved record gas growth additions

     o    Installed new generation under long term contracts

     o Refined the Energy Services business o Monetized some of our non-core assets.

o    And finally, from a financial perspective,

     o    we strengthened our balance sheet, and

     o we are on target to achieve our 2002 earnings goal of $2.60 - $2.75 per share and

     o    we maintained our $1.78 dividend, while reducing our payout ratio.

      Some of the specifics....first, gas growth

      Slide 8  - Gas Growth- RBC

     Despite the warmest winter on record, our gas business continued to grow at record levels converting thousands of customers to gas - and we are near target to achieve our aggressive goal of a record $65 million in new gross profit margin for 2002.

     o Our fall advertising program is in full swing, which highlights our free boiler program and the increased home value achieved by upgrading to natural gas

     o Given the public's sensitivity to our nation's reliance on imported oil, the outlook for the growth of natural gas demand continues to be extremely favorable

      Next, our electric successes...


      Slide 9  - Electric Generation- RBC

      We installed 160MW of new peaking generation at Glenwood Landing and Port Jefferson, Long Island during the second quarter in time to meet the Long Island Power Authority's - LIPA's increasing summer demand requirements on Long Island - on budget and ahead of schedule

     o We are very proud that of the four companies building new peaking generation on Long Island for the summer, KeySpan was the first to put its new units into commercial production.

     In addition, we started construction on our new 250MW Ravenswood plant, the first new major plant under construction in the New York City market to help meet the increasing load demands of the city. This plant is expected to be on-line in late 2003.

      And moving on to the LIPA relationship...


      Slide 10  - LIPA Contracts- RBC

     We are pleased to have reached agreement with LIPA to extend the Generation Purchase Right Agreement (GPRA) and the Management Services Agreement
     (MSA).

      GPRA

     o The original GPRA gave LIPA the option to purchase KeySpan's on island generation during a one year window ending May 27, 2002.

     o The extended GPRA established a new option window commencing November 2004 and closing May 2005.

     o As part of the extension, KeySpan will work with LIPA to address new energy supply options for LI such as repowering of our existing plants
          - which could provide KeySpan with new earnings opportunities.

      In addition,
      MSA

     o The MSA contract, under which we manage and operate LIPA's T&D system, has been extended 31 months through December 31, 2008.

     These extensions provide stability for our shareholders and for the dedicated and highly skilled workforce, who deliver the record performance of LIPA's T&D system and KeySpan's generating facilities.

     In terms of our relationship with LIPA, as you know, we recently announced a problem with the reporting of estimated revenues recorded on their books. The error was made by KeySpan by over estimating their requirements. It has no financial impact on KeySpan and had no impact on LIPA's customer bills. We have taken responsibility and implemented measures to prevent this from happening again. KeySpan has a track record of providing LIPA with outstanding service and managing the success of this unique and ongoing relationship, and we are confident we can put this issue behind us and maintain a positive working relationship.

      And now the performance of our system

      Slide 11  - Operational Excellence- RBC

     We achieved outstanding summer performance for both the KeySpan generation facilities and the operation of the LIPA T&D system.

      Generation

      During a summer where peaks were continually set and broken...

     o Our Ravenswood plant had an availability of 97% and our largest unit - Ravenswood Unit # 3 - "Big Allis" was available 100% of the time to meet New York City's needs.

     o And our Long Island generation responded to Long Island's needs by being available more than 98% of the time

      T&D

     o Turning to the operation of LIPA's T&D system, KeySpan continues to operate the system at the highest performance levels in New York State.

     o Among overhead utilities, KeySpan ranks first in response time where we have an outage - we restored service to our customers in 71 minutes as compared to the average of an hour and forty-five minutes.


      Changing focus to our non-core assets


      Slide 12  - Monetization of Non-Core Assets- RBC

     We continue to be focused on our commitment to monetize our non-core assets.

     In 2002, we closed on the sale of Midland Enterprises - we received gross proceeds of $240 million and retired approximately $135 million in debt.

     In addition to this sale, we took an initial step towards further monetizing our non-core assets by selling to Houston Exploration reserves from our joint venture with THX for $26.5 million.

     These sales are consistent with our strategy and commitment to concentrate on our core businesses. The proceeds from these sales were used to reduce debt.

     At  this  point,   let  me  briefly   review  our  financial   performance,
     specifically our balance sheet improvements in 2002.

      Slide 13  - Strengthened Balance Sheet- RBC

     KeySpan's strong financial profile and solid balance sheet support our focused strategy. Our solid balance sheet is the foundation for growth from our core operations.

     In 2002, KeySpan took a number of steps to further strengthen our balance sheet, which have resulted in an improvement to our debt to total capitalization ratio from 66% to 62%.

     We look to further improve this ratio in 2003 and further strengthen KeySpan's financial profile as Gerry will discuss.

      Turning to earnings ...


      Slide 14  - Solid Earnings - RBC

     By remaining focused on the execution of our strategy, KeySpan has continued to provide solid earnings growth for our shareholders, driven by the growth in our core businesses.

     o    Since   KeySpan's  first  full  year  of  operation  after  the  LILCO transaction, earnings have grown at an average compound annual growth of nearly 20%.

     o Continued execution of our strategy will enhance these earnings into the future.

     o At this time, we are once again reaffirming our prior 2002 earnings guidance of $2.60 to $2.75 per share.

      Slide 15 -  Solid Core Earnings - RBC

     Switching over to earnings guidance for 2003, the strength of our core businesses will again drive our earnings. The breakdown of our guidance consists of several components.

     o Our Core operations, excluding incremental pension and other post retirement benefit expenses (OPEBs), are expected to increase 6% to $2.55 to $2.60 per share in 2003 - solid growth in our core business.

     o Most companies are facing increased pension and OPEB costs resulting from the poor performance in the equity markets these past few years and we are no exception.

     o Incremental pension and OPEB expenses are expected at $0.20 to $0.30 per share.

     o Our E&P business is also projected to grow -- by approximately $0.15 per share to $0.35 to $0.45 per share

     o Putting it all together, after deducting the pension and OPEB expenses, our earnings guidance for 2003 is $2.65 to $2.80 per share, a modest increase over 2002.

     In a nutshell, we continue to effectively execute our strategy.

     At this time, I would like to turn it over to Wally and Bob who will discuss the drivers of our businesses


      Slide 16  - Agenda - WPP

      Slide 17 - KeySpan Gas Distribution - Size and Scale - WPP Thanks Bob, and Good Morning.

      Starting with the Gas Distribution business...

     ... the two key drivers of our success are our size and our growth potential.

      In terms of size and scale:

     o We are currently the largest gas company in the Northeast United States and among the 5 largest in the country.

     o We now serve over 2.5 million gas customers as a result of the integration of 6 gas utilities over the past four years.

      But more important than just size is our growth potential:

     o    We have more than 1 million remaining heating prospects in our region

     o And we are quickly converting these prospects to gas as we expect to add nearly $65 million in new --- profit margins this year.

      When you drill down to each region we serve, you will see that we have a balanced mix of opportunity.

      Slide 18  - Gas Distribution: "How We Make Money" - WPP

      New York

     o    In New York, our biggest utility, we have 1.2 million customers

     o We have an allowed ROE of 13.25%, with a sharing mechanism above this level, and have been earning near this level over the past few years.

      Long Island

     o On Long Island, which is our fastest growing market, we have 500,000 customers and are quickly adding to this total.

     o and we have steadily improved our returns to get closer to the 11.1% ROE cap and have a similar sharing mechanism as NY.

      New England

     o    In  our  newest  territory,   we  have  more  than  800,000  customers
          throughout Massachusetts and New Hampshire.

     o    Here,  we  have  an  allowed  ROE  of  7-15%,   and  have  significant
          opportunities to improve returns

     o    Most of the improvement should come from growth

     Putting it all together, we expect the EBIT in our Gas business to grow from $515 million this year to about $580 million in 2003, excluding the pension increase - almost all of which hits the gas business. The EBIT contribution can be broken down approximately 40% New York, with the remaining contribution split almost evenly across Long Island and New England.

     Excluding the pension impact, about half of the 2003 growth is expected from customer additions and O&M efficiencies, with the remainder coming from a return to normal weather relative to 2002's record warm weather.

      Let's step back a moment and look at our track record...

      Slide 19  - Track Record of Growth and Expansion - WPP

      Over the past four years, we have made great progress in adding new customers, while significantly expanding our infrastructure.

      On the Growth side:

     o We have continued to grow the mature New York business as new margins have increased 20%,

     o We have more than doubled the new margins added since acquiring the Long Island business,

     o And, we have already increased the New England margins by 60% in just two year's time, and have the opportunity to mirror the success we have had on Long Island.

      So as you can see, the growth stems from all territories - balanced across each of the specific markets. The key here is the diversity of the growth by markets.


      Expansion

     During this time, we have added 5 million feet of new gas mains -- mostly on Long Island and in New England to support the increased growth in these regions. This capital investment has significantly improved the gas infrastructure and created many new sales opportunities by bringing thousands of potential prospects closer to our gas system.

     Let's  now  look  at  how  we  have  been  able  to   capitalize  on  these
     opportunities...


      Slide 20 - Focus on New and Existing Customers - WPP Our Growth Strategy focuses on both new and existing customers.

      New customers

     o    In terms of new  customers,  the  `bread-and-butter'  of our growth is
          still  oil-to-gas   conversions  -  we  should  do  more  than  20,000
          conversions, again in 2002.

     o We have had great success with many of our innovative marketing programs over the years such as our `free boiler' program in Long Island and New England.

     o And we are now very excited about our new `MyQuotes.com' program, which allows customers to complete the sales process over the internet. We added more than 400 customers through `MyQuotes' in 2002 and hope to double this amount in 2003.

      New Products

     o We are now adding new burner tips such as natural gas fireplaces, Bar-B-Q's and swimming pool heaters, which can increase the annual margins by 50%. In fact, we added approximately 1,500 swimming pool heaters this past year.

     o And, of course, we are still very excited about distributed generation. On the commercial side, we added about $1 million in margins from new DG applications, including cooling and power systems, in 2002.

      Let's now look forward at our opportunity...

      Slide 21 - The Opportunity Going Forward... - WPP Overall, our territory is a little more than 50% saturated.

     1. Our mature New York market is nearly 80% penetrated as a result of decades of aggressive marketing programs. Yet, there is still ample opportunity to grow as all of the remaining prospects are near the existing gas mains.

     2. On Long Island, we only have a 36% saturation rate as most customers have historically heated with fuel oil.

     3. And in New England, the opportunity exists to double the current base as the region is only 50% saturated.

     Putting it all together, we have over 1 million remaining heating prospects in our territory.


      Slide 22 - Where do the Prospects Reside? - WPP So where do the prospects reside?

      As you know, we categorize our prospects into 3 groups depending on their proximity to the gas system. Our 1 million prospects are divided evenly between the 3 groups:

     1. `Cooking Only' prospects are low-use customers that use gas for cooking and can easily be upgraded to gas heating at a low capital cost, if any, since they already have gas in their home or business.

     2. `Near Gas Main' prospects are those who currently do not use gas, but are `near' a gas main. These prospects are also financially attractive to KeySpan since they only require a moderate amount of capital.

     3. The `Managed Expansion' prospects are those who are far from the existing gas mains, for instance, towns on the East end of Long Island. Here, there are significant capital costs for new mains and services so we need to manage our capital investments by converting several prospects on each new main.

     Fortunately, 2/3's of the 1 million remaining heating prospects are `on' or `near' the main, which enables us to add a balance from each of the 3 groups of prospects and achieve an aggregate IRR of 15% or better.

     So how do we optimize these prospects and even further improve the IRR's?

      Slide 23  - Sales Optimization Model - WPP

     o We have developed a sophisticated Sales Optimization model which enables us to identify prospects in each territory and categorize them by metrics such as customer demographics, capital requirements and profit potential.

     o The development of the Optimization Model is a natural evolution of our prior innovative marketing programs such as the `Free Boiler' and `Managed Expansion' programs. The Sales Optimization Model will enable us to better capitalize on the opportunities we have created over the past several years by investing heavily in our infrastructure.

     o For instance, we have analyzed all of our prospects and have started to target 27,000 prospects in 18 towns with the highest income levels, highest historic sales penetration rates and best market potential.

      This model will allow us to target neighborhoods with the most profitable growth opportunities and more efficiently utilize our capital.


      Slide 24  - Sales Optimization Model Enhances Capital Efficiency- WPP

     o For 2003, we are reducing the growth capital in our gas business from $200 million to $150 million. We will also keep our maintenance capital flat due to the continued use of new innovations, such as trenchless technology and mini-diggers.

     o As a result, although we plan to reduce capital expenditures by $50 million, we are only modestly lowering our growth target by $4 million
          - maintaining an aggressive level of growth above $60 million.

     o As you can see, one of the metrics we use to track our capital efficiency is the Capex-to-GPM ratio. In 2002, we spent approximately $3 dollars in growth capital for every one dollar of new profit margin. For 2003, we are targeting a reduction to $2.50 in capital for every one dollar in growth.


     So that's the gas story. Size...Scale...Growth....  And improved Efficiency as we go forward.

     At this time I would like to turn it over to Bob to discuss our Electric Services Segment...

      Slide 25  - Agenda


      Slide 26 - KeySpan Electric Services  - WPP

     As Bob mentioned earlier, the Electric Services segment is KeySpan's second core business of our focused strategy -- one of our key businesses comprising $1.4 billion in gross revenue and a major driver of our earnings contributing over 25% to our EBIT.

     The electric services business, currently serving the New York City and Long Island areas, has two major components:

     o We manage the Transmission & Distribution system for 1.1 million LIPA customers on Long Island through a management services agreement.

     o We own and operate about 6400MW of generating capacity - the largest investor owned generator in New York State. We provide essentially all of Long Island's power and approximately 25% of New York City's power.

     o And our strategy for growing our generation business - is focused on the strategic Northeast region and

     o    consists of  maximizing  the value of our  existing  6400MW  portfolio
          .....  such as  repowering  these  plants and  maintaining  their high availability rates

     o As well as adding new plants... through either acquisitions ...possibly at discounts from distressed companies ... or new construction. We are currently looking to build new generation plants both on Long Island and New York City with 500MW currently in the construction or planning phase.

      Now turning to our electric EBIT forecast and its drivers...

      Slide 27 - Electric Services - How We Make Money- WPP

     The 2003 EBIT contribution is projected to be in the range of $255 to $265 million, a bit lower than the 2002 EBIT numbers.

      The 2003 projection can be broken down into two categories

     1. The first consists of the three contracts we have in place with LIPA which contribute approximately 40% of the EBIT in this segment - a solid and predictable earnings stream.

     2. The second category contributes the remaining 60% of the EBIT and includes the Ravenswood plant in NYC and the new peakers installed on LI in 2002.

     o The new peakers are under a 25 year contract to LIPA and will contribute a steady EBIT stream.

     o The two major drivers of Ravenswood's EBIT are the capacity and energy markets.

      First turning to the capacity market

     o NYC is a `Load Pocket' - since there is limited generation capacity and there are significant transmission import constraints, there is an `In-City Reliability rule' that 80% of the peak capacity requirements must be provided by in-city generators - the KeySpan Ravenswood plant provides 25% of NYC's capacity requirement.

     o In 2002, we received an average capacity payment of $90/kilowatt-year -- lower than we originally projected due to a change in the Independent system operator -- ISO methodology for calculating capacity, which artificially created excess capacity.

     o For 2003, we are assuming capacity payments increasing to approximately $90-$95/ Kilowatt-year. We are forecasting slightly higher capacity payments in 2003 since the ISO has corrected its methodology for calculating capacity and includes the effect of load growth.

     Now turning to the energy, we continue to have significant opportunities in the high priced New York City market. o In the energy market, the key drivers are supply / demand balance, transmission constraints, the weather and the economy.

     o In 2002, we experienced an extremely hot summer which produced record electric demands on both Long Island and NYC, and received an average annual peak spark spread of about $25/MWH

     o For 2003, we are assuming an average peak spark spread in the range of $20-$25/megawatthour, down a bit from this year -- a softening in price due to the forecasted return to normal summer weather in 2003.

     Consistent with our forecasting style, we are using normal weather assumptions in determining our EBITs. 2003 earnings projections also reflect higher NYC property taxes and other costs and a full years earnings from the new peakers.


      Slide 28 - Our Focused Generation Portfolio- WPP

     Although some of the factors discussed, such as excess supply, the economy and weather, may impact profitability going forward, we believe we are better insulated than most of our competitors due to the relatively low risk nature of our generation portfolio. We have developed a low risk generation portfolio with a mix of contractual and load pocket generation and a conservative hedging strategy.

      As shown in the table:

     1. 2/3's of KeySpan's current generating portfolio is under long term contract to LIPA, and therefore, not subject to the vagaries of the power market.

     2. The other 1/3 represents the merchant Ravenswood plant, which is located in the strategic NYC load pocket with the bulk of its net revenues coming from capacity payments.

     3.   In addition,  you see that for the component that is least predictable
          - energy payments - we plan to hedge 1/2 of the risk through forward sales of peak electricity from Ravenswood.

     4. In terms of our new projects going forward to grow our business ... there will be continued focus on risk mitigation ... either entering into PPA's or assets located in load pockets.


     So, when you put it all together, you can see that KeySpan has a low risk generation portfolio, complemented by a prudent hedging strategy.

     Now I'd like to specifically comment on the progress of the new generation projects.

      Slide 29 - New Low Risk Generation Projects- RJF

     We made significant progress in 2002 to build new power plants.

     As Wally discussed earlier, we are currently in the construction or planning phases for two new plants in NYC and LI.

      Ravenswood

     The first plant - a 250MW combined cycle installation at our Ravenswood site is on target and on budget for late 2003 operation.

     o    Located in NYC load pocket

     o This facility received Article X approval in record time in September 2001 o It is the first new major plant under construction in the NYC market

     o    Cost of $350 million

     o    Construction is progressing according to schedule and

     o    Plant is approximately 40% complete

      Spagnoli Road, Long Island

     For the second facility, a similar 250MW combined cycle facility planned for Melville, Long Island, its Article X was deemed complete in the first quarter of 2002, and Article X approval is expected in 1st quarter 2003.

     o    Expected operation in 2005

     o    Continue negotiations with LIPA regarding PPA.

     Again, I want to reiterate that these plants fit into our focused, low risk, Northeast generation strategy

      Moving to our Energy Services segment...

      Slide 30 - Agenda

      Slide 31 - KeySpan Services - RJF

     Let me now take a few minutes to discuss our plans for our unregulated businesses - starting with our core Energy Services segment.

     KeySpan Services is the unregulated business segment of KeySpan that delivers a portfolio of energy-related products, services and solutions to homes and businesses. It builds upon our regulated footprint and enhances the value of our customers. Our challenge now - to turn our size and scale into profitability by increasing margins and reducing costs. We have refined the business model and expect a positive earnings contribution from this segment in 2003. In fact, based on the results in October and November, we expect to be profitable in the 4th quarter of this current year.

      This business segment serves two specific markets:

     1)   the mass market, which is serviced by Home Energy Services, and

     2)   the large commercial market serviced by Business Solutions.

      Home Energy Services

     The mass-market offerings include a mix of annuity-type contracts and fee-based services covering heating and central cooling system repairs and installations.

      Business Solutions

     o In the large commercial market, once again, we have a portfolio of offerings that include a mix of annuity-based and fee-based services.

     o We provide energy solutions that include designing, building, operating, maintaining and fueling the energy needs of our customers - with Mechanical contracting and HVAC work being the biggest contributors.

     The 2003 EBIT contribution from the services business segment is projected to be in the range of $10 -$20 million - a significant improvement from a 2002 EBIT loss.

      KeySpan Services is a strategic fit for KeySpan ... Let me explain... Slide 32 - Role of KeySpan Services- RJF

     1) KeySpan Services supports our vision and is core to KeySpan's customer-focused strategy and strong Brand recognition

     2) Customer satisfaction is enhanced by providing customers with one company that they can go to for all of their energy needs. Home Energy Services has 90% customer satisfaction and 90% service contract renewal ratings.

     3) And, KeySpan Services builds upon the value of our 2.5 million regulated customers. As gas utility customers are added to our existing customer base, we have the potential to double the overall value of a single customer by completing the initial gas installation and providing an appliance service contract.

     This is a critical component of our core strategy - although KeySpan Services has not yet achieved its financial objectives, it has played a strategic role in supporting the utility by providing high levels of service and converting customers to gas.

     Going forward, we have refined our operations and identified a number of growth drivers...

      Slide 33 - KeySpan Services - Growth Drivers - RJF

     As you may remember, last year, we installed new management in our Energy Services business - this new team has taken numerous steps in enhancing our financial controls and refining our operations.

      Home Energy Services

     o In our Home Energy Services segment, we have shifted our strategy to lead with services - which provides a more significant margin - as opposed to leading with the low margin commodity.

     o    We  have  also  taken   significant  steps  toward  reducing  overhead
          associated with this business. For example:

     o We have consolidated our unregulated call center facilities to effectively utilize our corporate resources in Melville, Long Island, and

     o    We have exited the Westchester market.

     In terms of growth for Home Energy Services, the key is to build upon the services we currently offer:

     o    200,000 service contracts,

     o    25,000 annual on demand service calls, and

     o Focusing more on installation services, including the installation of gas boilers, and central air conditioning. The A/C business provides a nice balance to our winter-peaking business.


      Business Solutions

      Moving to Business Solutions:

     o    We have exited the higher risk general contracting business -

     o In addition, we have improved the financial controls of the business and

     o We have integrated the operating areas of the company into 3 hubs to better serve our 2,000 commercial customers.

     o The growth drivers include a 2003 revenue backlog of approximately $250 million, and

     o    An  enhanced  focus on `niche'  industries  -- we are  focusing on the
          energy   projects   of   pharmaceutical   companies,   hospitals   and
          universities.

      In summary...

     The operational refinements we have made, combined with the growth opportunities we have identified, should help us achieve profitability in 2003, and build a viable business that complements our regulated gas business.

      At this point, let me switch gears to energy investments...

      Slide 34 - Agenda

      Slide 35 - KeySpan Energy Investments- RJF

     This segment consists of our E&P, Gas Processing and Pipeline businesses.

     1. We own 2/3's of The Houston Exploration Company, which has more than 650 BCFe of proved reserves in the Gulf of Mexico and Texas.

     2. In our Canadian gas processing business, we own 14 plants in Western Canada that process approximately 1Bcf of natural gas per day. This business has a total book value of approximately $400 million and is considered non-core and we plan to divest of it.

     3. And in our gas pipeline/storage business, which supports our core gas business, we own 20% of the strategic Iroquois Pipeline, as well as 50% of the proposed Islander East pipeline in a partnership with Duke.


     In terms of EBIT contribution in 2003, our valuable E&P business should provide EBIT in the range of $100 to $120 million - driven primarily by the favorable gas price environment...

      ... while our gas processing investment should earn about $25 million in EBIT and our Pipeline investment should earn about $10 million.


      Slide 36 - Houston Exploration Company- RJF

     1. As you can see from this next slide, our E&P business will achieve a record production of 100 BCFe in 2002- double the level of 5 years ago for an average of 15% growth per year.

     2. In terms of reserves -- most of which are natural gas -- we have grown by about the same 15% per year. 3. We have also maintained a consistent hedging program and have hedged 65% of both our 2002 and 2003 production.

     4. When you put it all together, our E&P business has continued to add value for our shareholders. In fact, over the past 5 years, the market cap of Houston Exploration has doubled to about $1 billion.

     So when you look at Houston Exploration from a `numbers perspective', you see a consistent track record of growth and value creation. As we have said many times, we would be willing to sell Houston Exploration at the right price, but we continue to feel that we are creating more value by retaining this business in the near term.

     I will now turn it over to Gerry Luterman who will review our financial profile.

      Slide 37 - Agenda

      Slide 38 - 2002 Financial Initiatives - GL

     Thank You Bob and Good Morning... My objective... to summarize KeySpan's financial position and ... Financial strategy --- both of which support the business and growth objectives that my colleagues have presented to you.

     Specifically, I will address risk management, balance sheet, cash flow, dividend, earnings, ... and conclude with our overall financial profile.

     In summary, 2002 was a very busy year in which we achieved virtually all of our financial objectives ... much of which further solidified our financial position

      To recap...

     1) We took a number of pre-emptive steps to strengthen our balance sheet and I will review these with you this morning

     2) From an earnings perspective - we continued to achieve core earnings growth ... while improving cash flow 3) We monetized /some/ not all/ of our non- core assets ... effectively deploying the proceeds to reduce our debt levels

     4) And from a risk management standpoint ... we established a formal Enterprise- wide Risk Management process

      So, lets get started,

      Risk . . .Perhaps the signature word of 2002.

      The strength of KeySpan's financial profile is built upon our ability to manage the risks associated with each of our businesses...


      Slide 39 - Managing our Risks- GL

      Commodity Risk...

     From  a  commodity  standpoint,   we  have  a  number  of  risk  mitigation
     measures...which are built into the structure of each of our businesses.

      More Specifically...

     o    Gas: We have an automatic gas cost pass through in all utilities

     o Electric: The generation is located in the New York "load pocket" and / or has long term contracts associated with it

     o E&P: Unlike most companies in this space, we hedge about 2\3's of our production at "favorable" prices

      In terms of weather: "Love that Cold Weather"

      Gas Business:

     o    We have weather normalization in New York and Long Island, and

     o In New England, we purchased a weather derivative for 60% of the 2003 winter volatility to protect against the impact of weather

      And on the regulatory front...

      Slide 40 - Managing our Risks --- Regulatory- GL

     Overall, we have benefited from strong relationships in all territories ... utilizing incentive rate making to benefit our shareholders and customers.

      More Specifically... Gas Business...

     o Our existing gas rate agreements in New York and Long Island have expired... with the terms of the prior agreements remaining in place

     o    In New England...

     o    the Essex , Colonial and Energy North agreements remain in place and

o        in Boston...the rate plan expired in 2002 ...

     o for 2003, the 2002 rates remain in effect. We are considering a possible rate filing in the first half of 2003. which would impact only the last few months of that year.

     Obviously . . .by being able to continue with the existing terms of our rate agreements, we demonstrate our continued ability to carefully manage our ongoing costs.

      From an electric perspective...

     o On Long Island, we have the long-term LIPA contracts which have been presented

     o In New York, we work with the New York ISO and remain subject to their rules - which have been reasonably supportive given the nature of that marketplace.

      All in all, a reasonably good situation overall.

      Now, moving to the balance sheet...

      Slide 41 - Balance Sheet Strengthening - GL Our balance sheet continues to improve...

      During 2002, we took a number of steps to strengthen the balance sheet

     1)   Issued  $460  million  of `MEDS'  convertible  equity  units....  with between 80% - 100% of the these units considered equity in calculating the debt ratio for credit and bank covenants purposes . . .

     2) Early renewal and successful renegotiation of our $1.3 Billion credit facility, which serves as a backup to our commercial paper program. This facility was over subscribed as 16 banks participated. If you are present... and I am sure you are... Thank You.

     3) Effectively deployed the proceeds from the sale of our non-core assets -- Midland and the gas portion of the THX Joint Venture - to pay down debt - as promised, plus we took off $135 million of Midland's debt from our balance sheet

     4) Capitalized on the low interest rate environment by optimizing our mix of fixed and variable debt. As of September 30, 2002, we had interest rate swap agreements in which approximately $1.3 billion of fixed rate debt had been "synthetically" modified to floating rate debt. In early November 2002, we terminated two of these interest rate swap agreements ... and received $81 million in cash--including accrued interest, which was also used... as promised... to pay down debt. This brought the overall benefit to over $100 million.

     5) And we have decreased our debt to capital ratio to approximately 62% from 66% at year-end 2001

      Turning Now to cash flow...


      Slide 42 - Cash Flow / Capital Expenditures- GL

     During 2003, we are projecting to generate about $1 billion 'plus' in cash flow from operations - an improvement of $100 million from 2002. Remember the pension entry is non-cash. This cash flow will more than cover our ongoing capital expenditures projected to be in the range of $850 million.

     o    Gas -- $250 million for maintenance

     o    Gas -- $150 million for growth... down $50 million from last year

     o    Electric - flat at $90 million

     o Energy Investments and Services -- at $50 million and $10 million - equal to last year

     o And E&P - $300 million -- self-funded by the E&P internally generated cash flows.

     o At this time... the only new investments on the horizon are the continued investments in our new electric generation plants, which have been on the radar screen for a number of years - $300 million projected in 2003 for the completion of the 250 MW expansion of Ravenswood and -- the continuation of the proposed new 250 MW plant on Long Island.

      Turning now to our dividend . . .

      Slide 43 - Solid Dividend- GL

      We are once again reaffirming our commitment to the $1.78 dividend - which currently yields in excess of 5%. It goes without saying . . .

     o In this volatile and uncertain market ... a secure and sustainable dividend is an important part of KeySpan's overall return to shareholders... realizing that about half of our shareholders are retail and a good portion of our institutional holders are either value or income fund oriented.

     o Over the past few years, the payout ratio has significantly declined to about the current 65% ... moving towards our stated goal of approximately 60%, which would trigger "consideration" of raising our dividend.

      So much for dividends, now the tough one...

      Let me spend a few minutes addressing our Pension and OPEB situation...


      Slide 44 - Pensions \ OPEB's - GL

     Given the market's poor performance over the last few years . . . Pensions and pension accounting have become one of the most difficult and complex issues impacting business today. Let me now bring you up to date on KeySpan's situation. Starting with 2002 . . .

      2002

      In total, we have pension assets of about $1.9 billion...

     1) Going into 2002, our Pension plans in the aggregate were fully funded...whereas OPEB's are not fully funded, which is the normal way of handling this item. We use a combination of cash and insurance products to fund the OPEB liabilities

     2) Our assumptions in 2002 were reasonable and more conservative than industry average

          o    Discount Rate - 7% Industry Average - 7.5%

          o    Asset Return - 8.5% Industry Average - 9.25%

          o    Compensation increase - 4% - consistent with actual experience

     3) We have true-ups for approximately 50% of our Rate Agreements ... and are fortunate that the plans without the regulatory true-ups are the better funded ones

     4) And lastly, we have incurred an incremental $30 million of non-cash pension expense into our current 2002 guidance

Looking now at 2003...

     1) We obviously have provided some incremental non-cash pension expense based on the market's continued poor performance... $0.20 to $0.30 per share

     2) We do not need and do not plan to make any changes to our current assumptions

     3)   We still have the 50% or so in regulatory true-ups

     4) Using these factors, we expect an incremental book expense of $50-$75 million -- on top of the $30 million we built into 2002's guidance

     5) However, there will be no required incremental cash funding, although in 2003 we may choose to infuse some additional cash into the plans

      So, the `net-net' pension for 2003...

     $50 to $75 million in increased non-cash book expense... no required cash funding.

      Turning now to earnings... in the appendix of your package, we have given you the detailed assumptions and sensitivities to our internal forecast...We know you will tear into them and George Laskaris and his team stand ready to sit with you on them.

      Our 2003 earnings guidance...


      Slide 45 - 2003 Earnings Guidance - GL

    ... continues to be built upon the strength of our core business...

     >> We expect 6% growth in our core operations... in the $2.55 to $2.60 per share range, excluding incremental pension expense. I should note that we are absorbing all other O&M expense increases - such as benefits increases, security costs, and insurance.

     >> We are projecting our E & P earnings of $0.35 to $0.45 per share... with 65% hedged at $3.40 to $4.55/Mcfe >> Wrapping it all together, we are expecting consolidated earnings per share of $2.65 to $2.80 per share - an increase as compared to last year - due to the growth in our core and E&P businesses highlighted in today's presentation, offset by the non-cash `book' impact of incremental pension and OPEB expense

     Also, probably equally important... From a cash earnings per share perspective, we are projecting $7.25-to-$7.50 per share, a 6%+ increase from the 2002 levels.

     Stepping   back...our  solid  financial   profile   underpins  our  focused
     strategy...

      Slide 46 - Financial Stability  - GL

     1. A solid business model focused on our core businesses, which provide 85% of our EBIT and a very predictable revenue stream...

     2.   A solid balance sheet ...

     3.   Prudent risk management and a continued low Beta

     4. Strong Earnings with stable and improving cash flows given the regulated nature of our business 5. And lastly, a stable and "committed to" dividend that provides an attractive yield with a declining payout ratio.

      Let me now turn it over to Bob for some closing comments...

      Slide 47 - Agenda

      Slide 48 - Differentiating KeySpan - RBC

      Thanks, Gerry.

     By this time in the presentation, you should have a clear understanding of how KeySpan is differentiated form other companies within our industry. The energy industry has been plagued by a number of difficult problems this past year.

     When you look at the track record of KeySpan that we have presented today, you can see that we score high in each of these areas:

     o    We have a focused strategy

     o    We have low-risk business profile

     o    We have a solid balance sheet

     o Our electric business is focused on long-term contracts and Load Pocket locations

     o    And, we have always used `Best Practices' Governance policies.


      As we look to the future, our focus for 2003 is `more of the same'...

      Slide 49 - KeySpan's 2003 Scorecard- RBC

     1. We will build upon our record gas growth and look to optimize the mix of growth and capital expenditures

     2. We will continue with our installations of new electric generation by completing the Ravenswood expansion

     3. We will enhance our operations and customer service by the continued use of new technologies

     4. We will continue to monetize our non-core businesses as the market presents opportunities

     5.   We expect to achieve profitability in our Energy Services business

     6.   We will take steps to further strengthen our balance sheet

     7. We will achieve our earnings target, continuing to grow our core businesses, as well as our E&P business and will accelerate the cost containment programs we have in place to help offset the cost pressures we face.

     8.   And, of course, we will maintain our $1.78 dividend

      So, when you put it all together...


      Slide 50 - KeySpan --- A Compelling Investment - RBC

     We believe that KeySpan provides you with a compelling investment opportunity. As we have highlighted in today's presentation, our strategy is very focused on our core gas distribution and electric generation businesses. These businesses have competitive advantages relative to our peer energy companies... and are well-positioned in very attractive markets.

     o In the past, we have consistently delivered value to our shareholders and outperformed our peers in every time period.

     o In fact, over the past decade, while the Utility sector has provided only a 3% average return, KeySpan has delivered a solid return of 11%.

     We thank you for your support and investment over this time period and we expect to continue this track record in 2003 and beyond.

      Thank you. At this time, we would be happy to take your questions.



     Well,if there are no more questions, I would like to once again thank you for your investment and wish you a happy and healthy holiday season... and a VERY COLD Winter. As a token of our appreciation, we have a new KeySpan truck for all of you.

      Thank you.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                 KEYSPAN CORPORATION

Dated: December 12, 2002                         By:      /s/Michael J. Taunton
                                                          ---------------------
                                                 Name:    Michael J. Taunton
                                                 Title:   Vice President and
                                                          Treasurer

                                INDEX TO EXHIBITS
                                -----------------


Exhibit No.              Exhibit                                           Page
-----------              -------                                           ----

99.1                     Press Release dated December 12, 2002